    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 1999


                                                      REGISTRATION NO. 333-85499
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 4

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                       SPANISH BROADCASTING SYSTEM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               4832                              13-3827791
    (STATE OR OTHER JURISDICTION         (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

                                                                         RAUL ALARCON, JR.
                    3191 CORAL WAY                                         3191 CORAL WAY
                 MIAMI, FLORIDA 33145                                   MIAMI, FLORIDA 33145
                    (305) 441-6901                                         (305) 441-6901
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,     (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
    INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL       NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                  EXECUTIVE OFFICES)

                            ------------------------

                                   COPIES TO:

               JASON L. SHRINSKY, ESQ.                               BONNIE A. BARSAMIAN, ESQ.
            WILLIAM E. WALLACE, JR., ESQ.                              G. DAVID BRINTON, ESQ.
     KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP                         ROGERS & WELLS LLP
                   425 PARK AVENUE                                        200 PARK AVENUE
               NEW YORK, NEW YORK 10022                               NEW YORK, NEW YORK 10166
                    (212) 836-8000                                         (212) 878-8000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is an itemized statement of estimated expenses in connection with the issuance and sale of the securities being registered by this registration statement.

Securities and Exchange Commission registration fee.........  $  114,351.32
Printing....................................................      75,000.00
Accounting fees and expenses................................     325,000.00
Legal fees and expenses.....................................     450,000.00
Blue sky fees and expenses..................................             --
Miscellaneous...............................................      35,648.68
                                                              -------------
          Total.............................................  $1,000,000.00
                                                              =============

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Our third amended and restated certificate of incorporation has a provision which limits the liability of directors and officers to us to the maximum extent permitted by Delaware law. The third amended and restated certificate of incorporation specifies that our directors and officers will not be personally liable for monetary damages for breach of fiduciary duty as a director or officer, as applicable. This limitation does not apply to actions by a director or officer that do not meet the standards of conduct which make it permissible under the Delaware General Corporation Law for the Company to indemnify such director or officer.

     Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of SBS pursuant to this prospectus, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Our amended and restated by-laws provide for indemnification of directors and officers (and others) in the manner, under the circumstances and to the fullest extent permitted by the Delaware General Corporation Law. This generally authorizes indemnification as to all expenses incurred or imposed as a result of actions, suits or proceedings if the indemnified parties act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of SBS. Upon completion of this offering, it is intended that each director will enter into an indemnification agreement with us that provides for indemnification to the fullest extent provided by law. We believe that these provisions are necessary or useful to attract and retain qualified persons as directors and officers.

     We have obtained insurance for the benefit of our directors and officers that provides for coverage of up to $100.0 million.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     On March 25, 1996 we sold 37,500 shares of our redeemable series A preferred stock and $35.0 million of our 12 1/4% senior secured notes due 2001, in a transaction not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. We also issued to the holders of the preferred stock and notes warrants to purchase, in the aggregate, 6% of our common stock on a fully diluted basis which are exercisable no later than June 29, 1998. We received gross proceeds of $72.5 million from this offering. The securities were sold to certain qualified institutional buyers through CIBC Wood Gundy Securities Corp., as exclusive placement agent.

     In June 1996, September 1996 and December 1996, we elected to satisfy interest due on the notes through the issuance of $3,384,843 additional notes issued at face value. In June 1996, September 1996 and December 1996, we elected to satisfy the dividends due of $3,773,000 through the issuance of 3,773 additional shares of preferred stock. On March 27, 1997, the notes, the preferred stock and the warrants were repurchased or redeemed by SBS.

     In lieu of paying dividends on the senior preferred stock, we paid dividends in the form of shares of senior preferred stock on each of September 15, 1997, March 15, 1998 and September 15, 1998 of 11,706, 13,303 and 14,251,
respectively.

     On March 27, 1997, we sold 175,000 units comprised of 175,000 shares of our series A senior exchangeable preferred stock, liquidation preference $1,000 per share, and warrants to purchase 74,900 shares of our Class B Common Stock, par value $.01 per share and (b) $75.0 million aggregate principal amount of our 11% notes due 2004 in transactions not registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Act. We received gross proceeds of $250,000,000 from these offerings. The securities were sold to certain qualified institutional buyers through CIBC Wood Gundy Securities Corp., as exclusive placement agent.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS


 1.1   Form of Underwriting Agreement with Lehman Brothers Inc.,
       Merrill Lynch, Pierce, Fenner & Smith Incorporated and CIBC
       World Markets Corp., dated October   , 1999.
 3.1   Third Amended and Restated Certificate of Incorporation of
       the Company, dated September 29, 1999 (Exhibit A to this
       exhibit 3.1 is incorporated by reference to the Company's
       Current Report on Form 8-K, dated March 25, 1996 (the
       "Current Report")).*
 3.2   Certificate of Amendment to the Third Amended and Restated
       Certificate of Incorporation of the Company, dated September
       29, 1999.*
 3.3   Amended and Restated By-Laws of the Company.*
 4.1   Article V of the Third Amended and Restated Certificate of
       Incorporation of the Company, dated September 29, 1999. (See
       Exhibit 3.1)*
 4.2   Certificate of Designation filed as Exhibit A to the Third
       Amended and Restated Certificate of Incorporation of the
       Company, dated September 29, 1999. (See Exhibit 3.1)
 4.3   Indenture dated June 29, 1994 among the Company, IBJ
       Schroder Bank & Trust Company, as Trustee, the Guarantors
       named therein and the Purchasers named therein (incorporated by reference to Exhibit 4.1 of the Company's 1994
       Registration Statement on Form S-4, the "1994 Registration
       Statement").
 4.4   First Supplemental Indenture dated as of March 25, 1996 to the Indenture dated as of June 29, 1994 among the Company, the Guarantors named therein and IBJ Schroder Bank & Trust
       Company, as Trustee (incorporated by reference to the
       Current Report).
 4.5   Second Supplemental Indenture dated as of March 21, 1997 to the Indenture dated as of June 29, 1994 among the Company, the Guarantors named therein and IBJ Schroder Bank & Trust
       Company, as Trustee (incorporated by reference to the
       Current Report).
 4.6   Supplemental Indenture dated as of October 21, 1999 to the
       Indenture dated as of June 29, 1994 among the Company, the
       Guarantors named therein and IBJ Schroder Bank & Trust
       Company, as Trustee.
 4.7   Indenture dated as of March 15, 1997, among the Company, the
       Guarantors named therein and IBJ Schroder Bank & Trust
       Company, as Trustee (incorporated by reference to the
       Current Report).
 4.8   Supplemental Indenture dated as of October 15, 1999 to the
       Indenture dated as of March 15, 1997, among the Company, the
       Guarantors named therein and IBJ Schroder Bank & Trust
       Company, as Trustee.
 4.9   Exchange Debenture Indenture dated as of March 15, 1997,
       among the Company, the Guarantors named therein and U.S.
       Trust Company of New York, as Trustee (incorporated by
       reference to the Current Report).


---------------

* Previously filed.

 4.10      Form of Indenture with respect to      % Senior Subordinated Notes due 2009 with The Bank of New York as
           Trustee, dated                , 1999.
 4.11      Form of stock certificate for the Class A Common Stock of the Company.
 5.1       Form of Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP regarding legality.
10.1       Securities Purchase Agreement dated as of March 24, 1997 among the Company, the Guarantors named therein and CIBC Wood Gundy Securities Corp., as Initial Purchaser (incorporated by reference to the Current
           Report).
10.2       Unit Agreement dated as of March 15, 1997 among the Company, the Guarantors and IBJ Schroder Bank & Trust
           Company, as Trustee (incorporated by reference to the Current Report).
10.3       Warrant Agreement dated as of March 15, 1997 among the Company and IBJ Schroder Bank & Trust Company, as
           Warrant Agent (incorporated by reference to the Current Report).
10.4       Common Stock Registration Rights and Stockholders Agreement dated as of March 15, 1997 among the Company, certain Management Stockholders named therein and CIBC Wood Gundy Securities Corp., as Initial Purchaser
           (incorporated by reference to the Current Report).
10.5       Notes Registration Rights Agreement dated as of March 15, 1997 among the Company, the Guarantors named therein and CIBC Wood Gundy Securities Corp., as Initial Purchaser (incorporated by reference to the
           Current Report).
10.6       Preferred Stock Registration Rights Agreement dated as of March 15, 1997 among the Company, the Guarantors named therein and CIBC Wood Gundy Securities Corp., as Initial Purchaser (incorporated by reference to the
           Current Report).
10.7       National Radio Sales Representation Agreement dated as of February 3, 1997 between Caballero Spanish
           Media, L.L.C. and the Company (incorporated by reference to the Current Report).
10.8       Common Stock Registration Rights and Stockholders Agreement dated as of June 29, 1994 among the Company, certain Management Stockholders named therein (incorporated by reference to the 1994 Registration
           Statement).
10.9       Amended and Restated Employment Agreement dated as of October 25, 1999, by and between the Company and
           Raul Alarcon, Jr.
10.10      Employment Agreement dated February 5, 1997 between Carey Davis and the Company.
10.11      Employment Agreement dated as of October 25, 1999, by and between the Company and Joseph A. Garcia.
10.12      Employment Agreement dated as of October 25, 1999, by and between the Company and Luis Diaz-Albertini.
10.13      Employment Agreement, dated April 1, 1999, between Spanish Broadcasting System of Greater Miami, Inc. and
           Jesus Salas.
10.14      Letter Agreement dated January 13, 1997 between the Company and Caballero Spanish Media, LLC (incorporated by reference to the Current Report).*
10.15      1994 Stock Option Plan of the Company (incorporated by reference to Exhibit 10.4 of the 1994 Registration
           Statement).


---------------

* Previously filed.

10.16  Ground Lease dated December 18, 1995 between Louis Viola
       Company and SBS-NJ (incorporated by reference to the 1996
       Current Report).
10.17 Ground Lease dated December 18, 1995 between Frank F. Viola and Estate of Thomas C. Viola and SBS-NJ (incorporated by reference to the 1996 Current Report).
10.18  Lease and License Agreement dated February 1, 1991 between
       Empire State Building Company, as landlord, and SBS-NY, as tenant (incorporated by reference to Exhibit 10.15.1 of the 1994 Registration Statement).
10.19 Modification of Lease and License dated June 30, 1992 between Empire State Building Company and SBS-NY related to
       WSKQ-FM (incorporated by reference to Exhibit 10.15.2 of the 1994 Registration Statement).
10.20 Lease and License Modification and Extension Agreement dated as of June 30, 1992 between Empire State Building Company, as landlord, and SBS-NY as tenant (incorporated by reference to Exhibit 10.15.3 of the 1994 Registration Statement).
10.21  Promissory Note, dated as of December 31, 1995 of Raul
       Alarcon, Sr. to SBS-NJ in the principal amount of $577,323
       (incorporated by reference to Exhibit 10.26 to the Company's
       1995 Annual Report on Form 10-K).
10.22  Promissory Note, dated as of December 31, 1995 of Raul
       Alarcon, Jr. to SBS-NJ in the principal amount of $1,896,913
       (incorporated by reference to Exhibit 10.27 to the Company's
       1995 Annual Report on Form 10-K).
10.23  Lease Agreement dated June 1, 1992 among Raul Alarcon, Sr.,
       Raul Alarcon, Jr., and SBS-Fla (incorporated by reference to
       Exhibit 10.30 of the 1994 Registration Statement).
10.24  Indenture dated October 12, 1988 between Alarcon Holdings,
       Inc. and SBS-NJ related to the studio located at 26 West
       56th Street, NY, NY (incorporated by reference to Exhibit
       10.32 of the 1994 Registration Statement).
10.25  Agreement of Lease dated as of March 1, 1996. No.
       WT-1744-A119 1067 between The Port Authority of New Jersey and SBS-GNY as assignee of Park Radio (incorporated by reference to the 1996 Current Report).
10.26 Asset Purchase Agreement dated as of July 2, 1997, by and between Spanish Broadcasting System, Inc. (New Jersey),
       Spanish Broadcasting System of California, Inc., Spanish
       Broadcasting System of Florida, Inc., Spanish Broadcasting
       System, Inc., and One-on-One Sports, Inc. (incorporated by reference to Exhibit 10.62 of the Company's Registration
       Statement on Form S-4 (Commission File No. 333-26295)).
10.27  Amendment No. 1 dated as of September 29, 1997 to the Asset
       Purchase Agreement dated as of July 2, 1997, by and between Spanish Broadcasting System, Inc. (New Jersey), Spanish
       Broadcasting System of California, Inc., Spanish
       Broadcasting System of Florida, Inc., Spanish Broadcasting
       System, Inc., and One-on-One Sports, Inc. (incorporated by referent to the Company's Registration Statement on Form
       S-1, dated January 21, 1999).
10.28 Promissory Note dated July 16, 1997 of Raul Alarcon, Jr. to the Company in the principal amount of $1,050,229.63
       (incorporated by reference to Exhibit 10.63 of the Company's
       Registration Statement on Form S-4 (Commission File No.
       333-26295)).

---------------
* Previously filed.

10.29      Asset Purchase Agreement dated January 28, 1998 by and between Spanish Broadcasting System of San Antonio,
           Inc. and Radio KRIO, Ltd. (incorporated by reference to the Company's Form 10-Q dated February 12, 1998).
10.30      Asset Purchase Agreement dated June 16, 1998 by and between Spanish Broadcasting System of Puerto Rico,
           Inc. and Pan Caribbean Broadcasting Corporation (incorporated by reference to the Company's Form 10-Q dated July 12, 1998).
10.31      Extension of lease of a Condominium Unit (Metropolitan Tower Condominium) between Raul Alarcon, Jr.
           ("Landlord") and Spanish Broadcasting System, Inc. ("Tenant") (incorporated by reference to the Company's
           1998 Annual Report on Form 10-K).
10.32      Asset Purchase Agreement dated January 8, 1999 by and between Spanish Broadcasting System of Puerto Rico,
           Inc. and Guayama Broadcasting Company, Inc. and LaMega Estacion, Inc. (incorporated by reference to the
           Company's Registration Statement on Form S-1, dated January 21, 1999).
10.33      Stock Purchase Agreement among JuJu Media, Inc., each of the individual sellers, and Spanish Broadcasting
           System, Inc., dated April 26, 1999.*
10.34      Asset Purchase Agreement, dated as of October 25, 1999, by and between Spanish Broadcasting System of
           Florida, Inc., and Pablo Raul Alarcon, Sr.
10.35      Form of Indemnification Agreement.*
10.36      Spanish Broadcasting System 1999 Stock Option Plan.
10.37      Spanish Broadcasting System 1999 Company Stock Option Plan for Nonemployee Directors.
10.38      Time Brokerage Agreement, dated as of October 25, 1999, by and between Spanish Broadcasting System of
           Florida, Inc. and Pablo Raul Alarcon, Sr.
10.39      Form of Lock-Up Letter Agreement.
10.40      Form of Option Grant not under Stock Option Plans.
13.1       Annual Report of the Company (incorporated by reference to the Company's 1998 Annual Report on Form 10-K).
21.1       List of Subsidiaries of the Company.*
23.1       Consent of KPMG LLP.*
23.2       Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP (included in Exhibit 5.1).*
23.3       Consent of Roman Martinez IV.*
23.4       Consent of Jason L. Shrinsky.*
24.1       Power of Attorney (included herein).


---------------

* Previously filed.


     (b) FINANCIAL STATEMENT SCHEDULES

     The financial statement schedule -- "Valuation and Qualifying
Accounts" -- appears on page F-31. All other schedules are omitted because they either are not applicable or the required information is included in the financial statements or corresponding notes appearing elsewhere in this registration statement.

ITEM 17.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of SBS pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by SBS of expenses incurred or paid by a director, officer or controlling person of SBS in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (b) We hereby undertake:

          (1) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved in the transaction, that was not the subject of and included in the registration statement when it became effective.

          (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        - To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        - To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        - To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, SBS has duly caused this Amendment No. 4 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of October, 1999.


                                          SPANISH BROADCASTING
                                          SYSTEM, INC.

                                          By:                  *
                                            ------------------------------------
                                          Name:  Raul Alarcon, Jr.
                                          Title:    Chief Executive Officer and
                                                    President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Form S-1 has been signed below by the following persons in the capacities indicated on the 26th day of October, 1999. Each person whose signature appears below hereby authorizes Raul Alarcon, Jr. and Joseph A. Garcia, and each of them, as attorney-in-fact, to sign and file in his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement.


                     SIGNATURE
                     ---------

                         *                           Chief Executive Officer, President and a
---------------------------------------------------    Director (principal executive officer)
                 Raul Alarcon, Jr.

               /s/ JOSEPH A. GARCIA                  Executive Vice President, Chief Financial
---------------------------------------------------    Officer, and Assistant Secretary
                 Joseph A. Garcia                      (principal financial and accounting
                                                       officer)

                         *                           Chairman of the Board of Directors
---------------------------------------------------
              Pablo Raul Alarcon, Sr.

                         *                           Secretary and a Director
---------------------------------------------------
                   Jose Grimalt

---------------


* The undersigned by signing his name hereto, does hereby sign and execute this Amendment No. 4 to the Form S-1 Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.


               /s/ JOSEPH A. GARCIA
---------------------------------------------------
                 Joseph A. Garcia

                                 EXHIBIT INDEX


EXHIBIT
  NO.
-------
 1.1      Underwriting Agreement with Lehman Brothers Inc., Merrill
          Lynch, Pierce, Fenner & Smith Incorporated and CIBC World
          Markets Corp., dated October   , 1999.
 3.1      Third Amended and Restated Certificate of Incorporation of
          the Company, dated September 29, 1999 (Exhibit A to this
          exhibit 3.1 is incorporated by reference to the Current
          Report).*
 3.2      Certificate of Amendment to the Third Amended and Restated
          Certificate of Incorporation of the Company, dated September
          29, 1999.*
 3.3      Amended and Restated By-Laws of the Company.*
 4.1      Article V of the Third Amended and Restated Certificate of
          Incorporation of the Company, dated September 29, 1999. (See
          Exhibit 3.1)*
 4.2      Certificate of Designation filed as Exhibit A to the Third
          Amended and Restated Certificate of Incorporation of the
          Company, dated September 29, 1999. (See Exhibit 3.1)
 4.3      Indenture dated June 29, 1994 among the Company, IBJ
          Schroder Bank & Trust Company, as Trustee, the Guarantors
          named therein and the Purchasers named therein (incorporated by reference to Exhibit 4.1 of the Company's 1994
          Registration Statement on Form S-4, the "1994 Registration
          Statement").
 4.4      First Supplemental Indenture dated as of March 25, 1996 to the Indenture dated as of June 29, 1994 among the Company, the Guarantors named therein and IBJ Schroder Bank & Trust
          Company, as Trustee (incorporated by reference to the
          Current Report).
 4.5      Second Supplemental Indenture dated as of March 21, 1997 to the Indenture dated as of June 29, 1994 among the Company, the Guarantors named therein and IBJ Schroder Bank & Trust
          Company, as Trustee (incorporated by reference to the
          Current Report).
 4.6      Supplemental Indenture dated as of October 21, 1999 to the
          Indenture dated as of June 29, 1994 among the Company, the
          Guarantors named therein and IBJ Schroder Bank & Trust
          Company, as Trustee.
 4.7      Indenture dated as of March 15, 1997, among the Company, the
          Guarantors named therein and IBJ Schroder Bank & Trust
          Company, as Trustee (incorporated by reference to the
          Current Report).
 4.8      Supplemental Indenture dated as of October 15, 1999 to the
          Indenture dated as of March 15, 1997, among the Company, the
          Guarantors named therein and IBJ Schroder Bank & Trust
          Company, as Trustee.
 4.9      Exchange Debenture Indenture dated as of March 15, 1997,
          among the Company, the Guarantors named therein and U.S.
          Trust Company of New York, as Trustee (incorporated by
          reference to the Current Report).
 4.10     Form of Indenture with respect to      % Senior Subordinated
          Notes due 2009 with The Bank of New York as Trustee, dated
                         , 1999.
 4.11     Form of stock certificate for the Class A Common Stock of
          the Company.
 5.1      Form of Opinion of Kaye, Scholer, Fierman, Hays & Handler,
          LLP regarding legality.


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* Previously filed.

EXHIBIT
  NO.
-------
10.1      Securities Purchase Agreement dated as of March 24, 1997
          among the Company, the Guarantors named therein and CIBC
          Wood Gundy Securities Corp., as Initial Purchaser
          (incorporated by reference to the Current Report).
10.2      Unit Agreement dated as of March 15, 1997 among the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as
          Trustee (incorporated by reference to the Current Report).
10.3      Warrant Agreement dated as of March 15, 1997 among the
          Company and IBJ Schroder Bank & Trust Company, as Warrant
          Agent (incorporated by reference to the Current Report).
10.4      Common Stock Registration Rights and Stockholders Agreement
          dated as of March 15, 1997 among the Company, certain
          Management Stockholders named therein and CIBC Wood Gundy
          Securities Corp., as Initial Purchaser (incorporated by
          reference to the Current Report).
10.5      Notes Registration Rights Agreement dated as of March 15,
          1997 among the Company, the Guarantors named therein and
          CIBC Wood Gundy Securities Corp., as Initial Purchaser
          (incorporated by reference to the Current Report).
10.6      Preferred Stock Registration Rights Agreement dated as of
          March 15, 1997 among the Company, the Guarantors named
          therein and CIBC Wood Gundy Securities Corp., as Initial
          Purchaser (incorporated by reference to the Current Report).
10.7      National Radio Sales Representation Agreement dated as of
          February 3, 1997 between Caballero Spanish Media, L.L.C. and the Company (incorporated by reference to the Current
          Report).
10.8      Common Stock Registration Rights and Stockholders Agreement
          dated as of June 29, 1994 among the Company, certain
          Management Stockholders named therein (incorporated by
          reference to the 1994 Registration Statement).
10.9      Amended and Restated Employment Agreement dated as of
          October 25, 1999, by and between the Company and Raul
          Alarcon, Jr.
10.10     Employment Agreement dated February 5, 1997 between Carey
          Davis and the Company.
10.11     Employment Agreement dated as of October 25, 1999, by and
          between the Company and Joseph A. Garcia.
10.12     Employment Agreement dated as of October 25, 1999, by and
          between the Company and Luis Diaz-Albertini.
10.13     Employment Agreement, dated April 1, 1999, between Spanish
          Broadcasting System of Greater Miami, Inc. and Jesus Salas.
10.14     Letter Agreement dated January 13, 1997 between the Company and Caballero Spanish Media, LLC (incorporated by reference to the Current Report).
10.15     1994 Stock Option Plan of the Company (incorporated by
          reference to Exhibit 10.4 of the 1994 Registration
          Statement).
10.16     Ground Lease dated December 18, 1995 between Louis Viola
          Company and SBS-NJ (incorporated by reference to the 1996
          Current Report).


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* Previously filed.

EXHIBIT
  NO.
-------
10.17     Ground Lease dated December 18, 1995 between Frank F. Viola and Estate of Thomas C. Viola and SBS-NJ (incorporated by
          reference to the 1996 Current Report).
10.18     Lease and License Agreement dated February 1, 1991 between
          Empire State Building Company, as landlord, and SBS-NY, as tenant (incorporated by reference to Exhibit 10.15.1 of the
          1994 Registration Statement).
10.19     Modification of Lease and License dated June 30, 1992
          between Empire State Building Company and SBS-NY related to
          WSKQ-FM (incorporated by reference to Exhibit 10.15.2 of the
          1994 Registration Statement).
10.20     Lease and License Modification and Extension Agreement dated as of June 30, 1992 between Empire State Building Company, as landlord, and SBS-NY as tenant (incorporated by reference to Exhibit 10.15.3 of the 1994 Registration Statement).
10.21     Promissory Note, dated as of December 31, 1995 of Raul
          Alarcon, Sr. to SBS-NJ in the principal amount of $577,323
          (incorporated by reference to Exhibit 10.26 to the Company's
          1995 Annual Report on Form 10-K).
10.22     Promissory Note, dated as of December 31, 1995 of Raul
          Alarcon, Jr. to SBS-NJ in the principal amount of $1,896,913
          (incorporated by reference to Exhibit 10.27 to the Company's
          1995 Annual Report on Form 10-K).
10.23     Lease Agreement dated June 1, 1992 among Raul Alarcon, Sr.,
          Raul Alarcon, Jr., and SBS-Fla (incorporated by reference to
          Exhibit 10.30 of the 1994 Registration Statement).
10.24     Indenture dated October 12, 1988 between Alarcon Holdings,
          Inc. and SBS-NJ related to the studio located at 26 West
          56th Street, NY, NY (incorporated by reference to Exhibit
          10.32 of the 1994 Registration Statement).
10.25     Agreement of Lease dated as of March 1, 1996. No.
          WT-1744-A119 1067 between The Port Authority of New Jersey and SBS-GNY as assignee of Park Radio (incorporated by
          reference to the 1996 Current Report).
10.26     Asset Purchase Agreement dated as of July 2, 1997, by and
          between Spanish Broadcasting System, Inc. (New Jersey),
          Spanish Broadcasting System of California, Inc., Spanish
          Broadcasting System of Florida, Inc., Spanish Broadcasting
          System, Inc., and One-on-One Sports, Inc. (incorporated by reference to Exhibit 10.62 of the Company's Registration
          Statement on Form S-4 (Commission File No. 333-26295)).
10.27     Amendment No. 1 dated as of September 29, 1997 to the Asset
          Purchase Agreement dated as of July 2, 1997, by and between
          Spanish Broadcasting System, Inc. (New Jersey), Spanish
          Broadcasting System of California, Inc., Spanish
          Broadcasting System of Florida, Inc., Spanish Broadcasting
          System, Inc., and One-on-One Sports, Inc. (incorporated by referent to the Company's Registration Statement on Form
          S-1, dated January 21, 1999).
10.28     Promissory Note dated July 16, 1997 of Raul Alarcon, Jr. to the Company in the principal amount of $1,050,229.63
          (incorporated by reference to Exhibit 10.63 of the Company's
          Registration Statement on Form S-4 (Commission File No.
          333-26295)).

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* Previously filed.

EXHIBIT
  NO.
-------
10.29     Asset Purchase Agreement dated January 28, 1998 by and
          between Spanish Broadcasting System of San Antonio, Inc. and
          Radio KRIO, Ltd. (incorporated by reference to the Company's
          Form 10-Q dated February 12, 1998).
10.30     Asset Purchase Agreement dated June 16, 1998 by and between
          Spanish Broadcasting System of Puerto Rico, Inc. and Pan
          Caribbean Broadcasting Corporation (incorporated by
          reference to the Company's Form 10-Q dated July 12, 1998).
10.31     Extension of lease of a Condominium Unit (Metropolitan Tower
          Condominium) between Raul Alarcon, Jr. ("Landlord") and
          Spanish Broadcasting System, Inc. ("Tenant") (incorporated by reference to the Company's 1998 Annual Report on Form
          10-K).
10.32     Asset Purchase Agreement dated January 8, 1999 by and
          between Spanish Broadcasting System of Puerto Rico, Inc. and
          Guayama Broadcasting Company, Inc. and LaMega Estacion, Inc.
          (incorporated by reference to the Company's Registration
          Statement on Form S-1, dated January 21, 1999).
10.33     Stock Purchase Agreement among JuJu Media, Inc., each of the individual sellers, and Spanish Broadcasting System, Inc., dated April 26, 1999.*
10.34     Asset Purchase Agreement, dated as of October 25, 1999, by and between Spanish Broadcasting System of Florida, Inc.,
          and Pablo Raul Alarcon, Sr.
10.35     Form of Indemnification Agreement.*
10.36     Spanish Broadcasting System 1999 Stock Option Plan.
10.37     Spanish Broadcasting System 1999 Company Stock Option Plan
          for Nonemployee Directors.
10.38     Time Brokerage Agreement, dated as of October 25, 1999, by and between Spanish Broadcasting System of Florida, Inc. and
          Pablo Raul Alarcon, Sr.
10.39     Form of Lock-Up Letter Agreement.
10.40     Form of Option Grant not under Stock Option Plans.
13.1      Annual Report of the Company (incorporated by reference to the Company's 1998 Annual Report on Form 10-K).
21.1      List of Subsidiaries of the Company.*
23.1      Consent of KPMG LLP.*
23.2      Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP
          (included in Exhibit 5.1).*
23.3      Consent of Roman Martinez IV.*
23.4      Consent of Jason L. Shrinsky.*
24.1      Power of Attorney (included herein).


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* Previously filed.